Exhibit 19 under Form N-1A
Exhibit 24 under Item 601/Reg. S-K

                              POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of ***SEE BELOW*** and the Deputy General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                    TITLE                            DATE


/s/ Edward C. Gonzales        Chairman and TreasurerSeptember 27, 1995
Edward C. Gonzales             (Chief Executive Officer and
                                Principal Financial and
                                Accounting Officer)
                              and Trustee/Director and
                              President

/s/ George D. McKeon          Trustee/Director   September 27, 1995
George D. McKeon

/s/ Gary Mozenter             Trustee/Director   September 27, 1995
Gary Mozenter

/s/ Richard Seidel            Trustee/Director   September 27, 1995
Richard Seidel

***MARKETVEST FUNDS/MARKETVEST FUNDS, INC.

Sworn to and subscribed before me this  27th  day of   September     , 1995.
                                       -             --         -----

(SEAL)
/s/ Marie M. Hamm
                  --------------------------------------------

                                Notarial Seal
                         Marie M. Hamm, Notary Public
                         Plum Boro, Allegheny County
                   My Commission Expires September 16, 1996